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Exhibit 31.3

CERTIFICATIONS

I, Charles Fabrikant, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K of SEACOR Holdings Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 13, 2005

/s/ CHARLES FABRIKANT Name: Charles Fabrikant Title: Chairman, Chief Executive Officer and President

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CERTIFICATIONS